UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2017

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36498	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19925 Stevens Creek Blvd., Suite 100 Cupertino, California	95014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (408) 973-7884

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2017, Dr. Meng Xia was appointed as the Chief Operating Officer of Cellular Biomedicine Group, Inc. (the “Company”), effective immediately.

Dr. Meng has over 18 years of experiences in biopharmaceutical and biotechnological industries, including research and development, product development, marketing, sales, business and management in both domestic and international companies. She served as Vice President of Wuhan Dangdai Science & Technology Industry Group (“Dangdai”) from June 2016 to June 2017, where she was in charge of international investments and acquisitions. Dangdai is a principal stockholder of the Company and, until her appointment as Chief Operating Officer of the company, Dr. Meng was designated by Dangdai as a board observer of the Company. Dr. Meng previously served as Chief Executive Officer and a director of Transgene Tasly (Tianjin) Biopharmaceutical Co., Ltd. from July 2010 to May 2016, where she managed strategies implementation and daily operations. Dr. Meng also worked at Transgene Biopharmaceutical Technology (Shanghai) Co., Ltd. from December 2011 and May 2016 as General Manager and a director, where she managed research and development of clinical integrated translational medicines for cancers and infectious diseases. From June 2004 to May 2016, Dr. Meng held various positions at bioMérieux Shanghai Co., Ltd., including Scientific Director, Asia Pacific Regional Business Manager and Consultant of the Medical Affairs and R&D Department. While at bioMérieux, Dr. Meng managed the company’s oncology research and development activities and related strategic partnerships in the Asia Pacific region. Transgene and bioMerieux are sister companies under the group of Institut Merieux. Prior to bioMérieux, she served as a director of Shanghai Sunway Biotech Co., Ltd.’s Research Department and a Senior Scientist in the Beijing R&D Center of Novo Nordisk.

Dr. Meng has been leading two rounds of viral vector therapeutics product developments in China and has gained experience managing the entire product development process. She also has experience successfully completing two IND applications with the China Food and Drug Administration.

In addition to her private sector experience, Dr. Meng has held positions at a number of academic institutions. She was Head of the Fudan University Shanghai Cancer Center - Institut Mérieux Laboratory from September 2010 to May 2016. She also had over 10 years of research experience at INSERM and Curie Institute of France, both well recognized laboratories in basic research. Dr. Meng holds a B.S. degree and a M.S. degree from Wuhan University, China, and a Ph.D. degree from the University of Paris VI (Université Pierre et Marie Curie), France.

In connection with Dr. Meng’s appointment, the Company entered into an employment agreement (the “Agreement”) with Dr. Meng on June 22, 2017, the terms of which became effective immediately. Pursuant to the Agreement, Dr. Meng will receive an annual base salary of RMB 1,200,000.00 (approximately $175,487). Such annual salary will be reviewed annually by the Company and may be changed at the sole discretion of the Company. Dr. Meng was also granted an initial award consisting of 26,500 nonqualified stock options, 26,500 time sensitive restricted stock units and 27,000 stock price sensitive restricted stock units under the Company’s long-term incentive plan.

The term of the Agreement is effective as of June 22, 2017 (the “Effective Date”) and will end on June 21, 2021 (the “Initial Term”). After the Initial Term, Dr. Meng’s employment will be automatically extended by an additional 12 months (each, an “Extension”) ending on each anniversary of the Effective Date unless either party provides the other party with 30 days’ notice of non-renewal prior to the expiration of an Extension.

Prior to the expiration of the Initial Term or an Extension, the Agreement can be terminated by the Company with or without cause or upon Dr. Meng’s death or disability. Cause, as defined in the Agreement, includes, but is not limited to, (i) material and intentional breach of the agreement, (ii) willful and continued failure to substantially perform duties, (iii) intentional misconduct, (iv) conviction or indictment for felonies, (v) intentional or knowing violation of antifraud provisions of securities laws, (vi) current use or abuse of illegal substance that affects performance, and (vii) knowing and material violations of the Company’s code of ethics. Additionally, Dr. Meng may terminate the Agreement for any reason after the Initial Term or at any time for good reason. Good reason, as defined in the Agreement, includes a material deduction in base salary and relocation of an executive’s principal office by more than 50 miles. Upon Dr. Meng’s voluntary termination without good reason, termination by the Company for cause or non-renewal, Dr. Meng will not be entitled to a base salary or any right to participate in benefit plans after such termination. If the employment is terminated by Dr. Meng for good reason or by the Company without cause, subject to certain conditions, she will be entitled to twice of her base salary immediately prior to such termination and bonus for certain period set forth in the Agreement as well as health insurance coverage for 12 months after such termination.

The Agreement includes non-solicitation and non-competition provisions that will apply during Dr. Meng’s employment and for a period of two years following termination.

No family relationship exists between Dr. Meng and any of the Company's directors or other executive officers. There are no arrangements between Dr. Meng and any other person pursuant to which she was appointed as an officer of the Company. There are no transactions to which the Company is or was a participant and in which Dr. Meng has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

The foregoing descriptions of the Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of such Agreement, which is incorporated herein by reference and attached hereto as Exhibit 99.1. Additionally, a copy of the Press Release announcing Dr. Meng’s appointment is attached hereto as Exhibit 99.2.

Item 9.01.    Financial Statements and Exhibits.

(d)            Exhibits

99.1	Employment Agreement, dated June 22, 2017, by and between the Company and Xia Meng

99.2	Press Release, dated June 26, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: June 28, 2017	By:	/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu
Chief Executive Officer